                                                                    EXHIBIT 2.2


                                 AMENDMENT NO. 1
                                       TO
            SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION


         THIS AMENDMENT NO. 1 to the Securities Purchase Agreement and Plan of Reorganization (the "AGREEMENT") is entered into on October 8, 2004 by and among: (i) Discovery Investments, Inc., a Nevada corporation ("DISCOVERY"); (ii) Evergreen Asset Group Limited, an International Business Company organized under the laws of the British Virgin Islands (the "COMPANY"); and (iii) the shareholders of the Company who have executed the Agreement on the signature page attached thereto as EXHIBIT A (the "COMPANY SHAREHOLDERS").

         WHEREAS, Discovery, the Company and the Company Shareholders have previously entered into that certain Securities Purchase Agreement and Plan of Reorganization dated September 9, 2004 (the "AGREEMENT").

         WHEREAS, Discovery, the Company and the Company Shareholders desire to amend the Agreement as set forth below.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree to amend the Agreement as follows (the "AMENDMENT"):

         1. Recital C to the Agreement shall be deleted in its entirety and replaced with the following:

         "C. The Company Shareholders wish to sell, and Discovery wishes to acquire, all of the issued and outstanding Company Shares in exchange for Discovery's issuance of a total of 83,200,000 shares of Discovery Common Stock ("DISCOVERY Shares") to the Company Shareholders, subject to and upon the terms and conditions hereinafter set forth (the "Reorganization")."

         2. Section 1.2 of the Agreement shall be deleted in its entirety and replaced with the following

         "1.2 Subject to the terms and upon the conditions set forth herein, each Company Shareholder agrees to sell, assign, transfer and deliver to Discovery, and Discovery agrees to purchase from each Company Shareholder, at the Closing, the Company Shares owned by the respective Company Shareholder, in exchange for the issuance, at the Closing, by Discovery to each such Company Shareholder a pro rata share of the Discovery Shares. Each Company Shareholder's pro rata share of the Discovery Shares shall be determined by multiplying the total number of the Discovery Shares (i.e., 83,200,000 shares of Discovery Common Stock) by a fraction, the numerator of which is the total number of Company Shares owned by the Company Shareholder at the Closing and the denominator of which is the total number of Company Shares issued and outstanding at the Closing. No fractional shares of Discovery Common Stock shall be issued upon exchange of any Company Shares pursuant to this Section 1.2. In lieu thereof, each recipient of Discovery Common Stock who would otherwise be entitled to a fraction of a share of Discovery Common Stock (after aggregating all fractional shares of Discovery Common Stock to be received by such holder) shall be entitled to receive one whole share of Discovery Common Stock."

         3. All of the other provisions of the Agreement shall remain in full force and effect except as previously waived in writing by either party.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

DISCOVERY INVESTMENTS, INC.                     EVERGREEN ASSET GROUP LIMITED


By:  /S/ DONALD BELL                            By:  /S/ PU CHONG LIANG
     -----------------------------                   ---------------------------
     Donald Bell, President                          Pu Chong Liang

"COMPANY SHAREHOLDERS"

Signatures Appear on Exhibit A


       SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION


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

                                    EXHIBIT A
                                    ---------

                       COMPANY SHAREHOLDER SIGNATURE PAGE

-------------------------- ------------------------- ---------------------------
                               NUMBER OF COMPANY
    NAME AND ADDRESS OF           SHARES OWNED
    COMPANY SHAREHOLDER      BY COMPANY SHAREHOLDER           SIGNATURE
-------------------------- ------------------------- ---------------------------
Pu Chongliang                        243             /S/ PU CHONG LIANG
                                                     --------------------
-------------------------- ------------------------- ---------------------------
-------------------------- ------------------------- ---------------------------
Wei Jianfeng                          15             /S/ WEI JIANFENG
                                                     --------------------
-------------------------- ------------------------- ---------------------------
-------------------------- ------------------------- ---------------------------
Jiang Shirong                         18             /S/ JIANG SHIRONG
                                                     --------------------
-------------------------- ------------------------- ---------------------------
Niu Xiangping                         15             /S/ NIU XIANGPING
                                                     --------------------
-------------------------- ------------------------- ---------------------------
Pu Tingli                             9              /S/ PU TINGLI
                                                     --------------------
-------------------------- ------------------------- ---------------------------


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